Exhibit 23.1

333 City Blvd W 3rd Floor Orange, CA 92868 Phone (714)-820-3316 Fax (714)-333-4992

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form F-1 of Xinxu Copper Industry Technology Limited (the “Company”) of our report dated January 26, 2024, relating to the Financial Statements of the Company as of June 30, 2023, which reports include an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Fortune CPA Inc.

Orange, CA

March 29, 2024